UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2022

UNIVERSAL TECHNICAL INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 East Windrose Drive, Suite 200 Phoenix, AZ (Address of principal executive offices)	85032 (Zip Code)

(623) 445-9500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	UTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
☐ Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director. On March 9, 2022, on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Universal Technical Institute, Inc. (the “Company”), the Board appointed Shannon Okinaka as a Class I director of the Board, with an appointment to serve until the Company’s 2023 annual meeting of stockholders. The Board has affirmatively determined that Ms. Okinaka is independent under the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. Concurrently with her appointment as director, Ms. Okinaka was also appointed to serve on the Board’s Audit Committee.

Ms. Okinaka will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate, including an annual cash retainer of $50,000, an annual equity grant under the Company’s 2021 Equity Incentive Plan valued at approximately $75,000 on the date of grant and any applicable retainers for committee service. Upon joining the Board, Ms. Okinaka will receive a pro rata portion of the 2022 annual equity grant and Board and committee retainers. Ms. Okinaka will also enter into an indemnification agreement with the Company in the same form its other directors have entered, which is filed as Exhibit 10.7 to the Form 8-K filed by the Company on August 6, 2014.

There are currently no agreements, arrangements or understandings between Ms. Okinaka and any other person pursuant to which Ms. Okinaka was appointed to serve as a director of the Board. There are currently no transactions in which Ms. Okinaka has an interest requiring disclosure under Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended.

Resignation of Director. Effective March 9, 2022, Kimberly J. McWaters resigned from her position as a member of the Board. Ms. McWaters indicated that her departure did not reflect any disagreement with the Company or any of its affiliates. The Company appreciates the contributions of Ms. McWaters and thanks her for her service.

Item 7.01 Regulation FD Disclosure.

A copy of the press release regarding the appointment of Ms. Okinaka to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

Dated:	March 10, 2022	By:	/s/ Christopher Kevane
		Name:	Christopher Kevane
		Title:	Senior Vice President and Chief Legal Officer